EXHIBIT 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of January 1, 2013 (the “First Amendment”), by and between AVIDBANK CORPORATE FINANCE, a division of AVIDBANK (“Bank”), and USA TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 21, 2012, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this First Amendment.

NOW, THEREFORE, the parties agree as follows:

1.         The following definition in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

“Processing Revenues Sublimit” means Borrower’s Accounts relating to the Processing Revenues, which shall not exceed Two Million Dollars ($2,000,000) at any time without the Bank’s prior consent.

2.          As a condition of Bank entering into this First Amendment, at the time of the execution and delivery by Bank of this First Amendment, the Borrower shall issue to the Bank warrants to purchase up to 45,000 shares of common stock of the Borrower (the "Warrants"). The exercise price of the Warrants shall be $___ per share which is equal to one hundred and twenty-five percent (125%) of the average closing bid price of the Borrower’s common stock on the NASDAQ Global Market during the thirty (30) trading days immediately preceding the date of the execution and delivery by Bank of this First Amendment. The Warrants shall be exercisable at any time prior to 5:00 p.m. on December 31, 2017. The form of certificate evidencing the Warrants to be issued to the Bank by the Borrower is attached hereto as Exhibit "A”.

3.          The Borrower shall pay all Bank Expenses incurred by the Bank in connection with the preparation, negotiation, and execution of this First Amendment.

4.          Unless otherwise defined, all initially capitalized terms in this First Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this First Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5.          Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this First Amendment, and that no Event of Default has occurred and is continuing.

6.          This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than ten (10) Business Days following the date of execution.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the first date above written.

USA TECHNOLOGIES, INC.

By: /s/ David M. DeMedio

Title: Chief Financial Officer

AVIDBANK CORPORATE FINANCE, a division of Avidbank

By: /s/ Mike Hansen

Title: Executive Vice President